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Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

CRYO-CELL International, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8’s (no. 333-92991 and 333-65418) of CRYO-CELL International, Inc. and subsidiaries of our report dated February 20, 2003 (except for Notes 16 and 17 and portions of Notes 1, 4, 5, 8, 10, 13, 14, and 15 as to which the date is June 13, 2003) relating to the consolidated balance sheets of CRYO-CELL International, Inc. and subsidiaries as of November 30, 2002 and 2001, and related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows as of November 30, 2002 and 2001, which report appears in Amendment No. 3 to the November 30, 2002 Annual Report on Form 10-KSB of CRYO-CELL International, Inc.

/s/ WEINICK SANDERS LEVENTHAL & CO., LLP

New York, New York

June 27, 2003